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Exhibit 10.10

Execution Version

DEED OF ASSIGNMENT AND CHARGE

DATED 12 February 2003

BETWEEN

FIMEP SA

as Chargor

and

THE BANK OF NEW YORK

as Trustee and Agent

Schedule
Notice to Counterparty	19
Acknowledgement of Counterparty	20
Signatories	21

THIS DEED is dated 12 February 2003 and made between:

(1)
FIMEP SA (a company incorporated in France as a société anonyme and registered under number 421 259 615 RCS Paris) (the "Chargor");

(2)
BANK OF NEW YORK a New York banking corporation having an office at One Canada Square, London, E14 5AL, in its capacity as trustee and as agent under the Indenture (the "Trustee").

BACKGROUND:

(A)
The Chargor enters into this Deed in connection with the Indenture (as defined below).

(B)
It is intended that this document take effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.     INTERPRETATION

1.1   Definitions

  In this Deed, the following terms have the meanings given to them in this Clause 1.1. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

  "Act" means the Law of Property Act 1925.

  "Additional Agent" means any trustee, security agent or other agent appointed to act for, on behalf of the holders of or for the benefit of any Permitted Secured Public Indebtedness.

  "Assignment Agreements" means this Deed and each Permitted Subordinated Funding Loan Assignment Agreement.

  "Borrower" means FIMAF SAS, a company incorporated in France as a société par actions simplifée and registered under number 421 391 269 RCS Paris.

  "Funding Loans" means the Original Euro Funding Loan and (subject to and upon receipt of any required consent under the Existing Intercreditor Deed) each Permitted Subordinated Funding Loan.

  "Funding Loan Agreements" means the Original Euro Funding Loan Agreement and (subject to and upon receipt of any required consent under the Existing Intercreditor Deed) each Permitted Subordinated Funding Loan Agreement.

  "Indenture" means the indenture dated on or about the date hereof and made between the Chargor as issuer of the Notes and the Trustee.

  "Original Euro Funding Loan" means the "Advance" made pursuant to the Original Euro Funding Loan Agreement.

  "Original Euro Funding Loan Agreement" means the intercompany loan agreement, dated on or about the date hereof, by and between the Chargor, as lender, and the Borrower, as borrower, providing for an Advance of €1,757,368,171.00.

  "Party" means a party to this Deed.

  "Permitted Secured Public Indebtedness" means any Public Indebtedness (other than the Notes) of the Issuer or any Finance Subsidiary (which is guaranteed by the Issuer):

  (a)
  issued after the Issue Date;

  (b)
  constituting Pari Passu Indebtedness;

  (c)
  in an initial aggregate principal amount of no less than €100 million (or its equivalent in any other currency as of its issue date); and

  (d)
  the holders of which, or Additional Agents of such holders, have entered into a Permitted Subordinated Funding Loan Assignment Agreement and a Sharing Agreement substantially in the form of the Sharing Agreement attached to the Indenture, if, in the case of any such Public Indebtedness issued by a Finance Subsidiary, concurrently with the issuance thereof, the Issuer delivers to the Trustee a favourable Opinion of Counsel as to the enforceability of the security interest granted to the Trustee under this Deed over the related Permitted Subordinated Funding Loan.

  "Permitted Subordinated Funding Loan" means each intercompany loan made by the Chargor or any Finance Subsidiary to the Borrower of the net proceeds raised by the Chargor or any Finance Subsidiary from any future issue of Permitted Secured Public Indebtedness permitted to be incurred by the Chargor or any Finance Subsidiary by the terms of the Indenture and which is the subject of a Permitted Subordinated Funding Loan Assignment Agreement.

  "Permitted Subordinated Funding Loan Agreement" means each agreement evidencing a Permitted Subordinated Funding Loan.

  "Permitted Subordinated Funding Loan Assignment Agreement" means each assignment and charge agreement pursuant to which the Original Euro Funding Loan and/or one or more Permitted Subordinated Funding Loans are equitably assigned and charged for the benefit of the holders of Permitted Secured Public Indebtedness and/or Additional Agents of such holders; provided that (i) such assignment and charge does not rank in priority to the Security Interest created pursuant to this Deed, (ii) the rights of the holders of such Permitted Secured Public Indebtedness and the Additional Agents (if any) created thereunder are substantially equivalent to those granted to the Trustee under this Deed and (iii) the obligations of the Chargor or the relevant Finance Subsidiary created thereunder are substantially equivalent to those created under this Deed.

  "Receiver" means a receiver and manager or (if the Trustee so specifies in the relevant appointment) a receiver, in either case, appointed under this Deed.

  "Related Rights" means:

  (a)
  all interest, indemnities, reimbursement and other payments paid or payable under or in relation to (i) the Original Euro Funding Loan and (subject to and upon receipt of any required consent under the Existing Intercreditor Deed) any Permitted Subordinated Funding Loan and/or (ii) the Original Euro Funding Loan Agreement and (subject to and upon receipt of any required consent under the Existing Intercreditor Deed) any Permitted Subordinated Funding Loan Agreement; and

  (b)
  all rights, moneys or property paid, payable or offered at any time under or in relation to (i) the Original Euro Funding Loan and (subject to and upon receipt of any required consent under the Existing Intercreditor Deed) any Permitted Subordinated Funding Loan and/or (ii) the Original Euro Funding Loan Agreement and (subject to and upon receipt of any required consent under the Existing Intercreditor Deed) any Permitted Subordinated Funding Loan Agreement by way of redemption, substitution, exchange, bonus, preference or otherwise.

  "Reservations" means the general principles of law limiting the Chargor's obligations on the enforceability of the security expressed to be created hereunder which are specifically referred to in any legal opinion delivered pursuant to the purchase agreement relating to the Notes.

  "Secured Liabilities" means all Obligations of the Chargor outstanding under the Indenture, the Notes or this Deed.

  "Security Assets" means all rights of the Chargor under and in respect of the Original Euro Funding Loan and (subject to and upon receipt of any required consent under the Existing Intercreditor Deed) any Permitted Subordinated Funding Loan, all rights related to them and arising under the Original Euro Funding Loan Agreement and (subject to and upon receipt of any required consent under the Existing Intercreditor Deed) any Permitted Subordinated Funding Loan Agreement, the Related Rights and all other assets of the Chargor the subject of the security created by this Deed.

  "Security Interest" means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

  "Security Parties" means the Trustee, and any agent or security agent appointed in accordance with the terms of the Indenture and this Deed and acting for, on behalf of or for the benefit of the Trustee, the Holders or any of them.

  "Security Period" means the period beginning on the date of this Deed and ending on the date on which all the Secured Liabilities have been unconditionally and irrevocably paid and discharged or otherwise released in full.

  "Sharing Agreement" means any sharing agreement entered into by and amongst the Trustee and each Additional Agent substantially in the form attached to the Indenture.

1.2   Interpretation

  In this Deed, unless otherwise stated, a reference to:

  (a)
  "€" and "euro" denote the single currency of participating member states of the European Union from time to time;

  (b)
  an "agreement" includes any legally binding arrangement, concession, contract, deed or franchise (in each case whether oral or written) as the same may be amended, varied or supplemented from time to time;

  (c)
  an "amendment" includes any amendment, supplement, variation, novation, modification, replacement or restatement and "amend," "amending" and "amended" shall be construed accordingly;

  (d)
  "assets" includes property, business, undertaking and rights of every kind, present, future and contingent (including uncalled share capital) and every kind of interest in an asset;

  (e)
  a "consent" includes an authorisation, approval, exemption, licence, order, permission or waiver;

  (f)
  "including" means including without limitation and "includes" and "included" shall be construed accordingly;

  (g)
  a "month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

  (i)
  if any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day in the same calendar month or, if none, on the preceding Business Day; and

    (ii)
    if a period starts on the last Business Day in a calendar month, or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month, and references to "months" shall be construed accordingly; and

  (h)
  a "person" includes any person, individual, firm, company, corporation, government, state or agency of a state or any undertaking (within the meaning of section 259(1) of the Companies Act 1985) or other association (whether or not having separate legal personality) or any two or more of the foregoing.

1.3   Construction

  (a)
  Any covenant of the Chargor under this Deed (other than a payment obligation) remains in force during the Security Period.

  (b)
  Each mortgage, charge and assignment created under this Deed is made by the Chargor with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994.

  (c)
  Unless the context otherwise requires, a reference to a Security Asset includes the proceeds of sale of that Security Asset.

1.4   Other References

  In this Deed, unless a contrary intention appears:

  (a)
  a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate, that person's successors and permitted assignees or transferees;

  (b)
  references to clauses and schedules are references to, respectively, clauses of and schedules to this Deed and references to this Deed include its schedules;

  (c)
  a reference to (or to any specified provision of) any agreement or document is to be construed as a reference to that agreement or document (or that provision) as it may be amended and/or restated from time to time, but excluding for this purpose any amendment and/or restatement which is contrary to any provision of the Indenture;

  (d)
  a reference to a statute, statutory instrument or accounting standard or any provision thereof is to be construed as a reference to that statute, statutory instrument or accounting standard or such provision thereof, as it may be amended or re-enacted from time to time;

  (e)
  the index to and the headings in this Deed are inserted for convenience only and are to be ignored in construing this Deed; and

  (f)
  words importing the plural shall include the singular and vice versa.

1.5   Intercreditor Deed and Sharing Agreement

  The parties to this Deed acknowledge and agree that all rights and obligations of the parties arising under or in connection with this Deed are subject to the Intercreditor Deed and each Sharing Agreement.

2.     SECURITY

2.1   Assignment

  The Chargor, as continuing security for the payment, performance and discharge of all the Secured Liabilities, hereby assigns to the Trustee (to hold on trust and as agent for the benefit of the Holders pursuant to the terms of the Indenture) absolutely, subject to a proviso for reassignment upon redemption or upon release in accordance with Clause 21 hereof, all its rights in respect of the Funding Loans, the Funding Loan Agreements and all Related Rights.

2.2   Charge

  To the extent not validly assigned by way of security pursuant to clause 2.1 above, the Chargor, as continuing security for the payment, performance and discharge of all the Secured Liabilities and with full title guarantee charges in favour of the Trustee (to hold on trust and as agent for the benefit of the Holders pursuant to the terms of the Indenture):

  (a)
  by way of a first fixed charge, the Funding Loans and the Funding Loan Agreements; and

  (b)
  by way of a first fixed charge, all Related Rights.

2.3   Notices of Assignment

  (a)
  The Chargor must:

  (i)
  promptly give notice to the Borrower, as counterparty to the Original Euro Funding Loan, substantially as set out in the form of Part I of the Schedule hereto (Notice to Counterparty); and

  (ii)
  ensure that the Borrower, as counterparty to the Original Euro Funding Loan, acknowledges the notice substantially as set out in the form of Part II of the Schedule hereto (Acknowledgement of Counterparty).

  (b)
  Concurrently with the execution of each Permitted Subordinated Funding Loan which is required to be assigned hereunder, the Chargor must:

  (i)
  give notice to the Borrower, as counterparty to such Permitted Subordinated Funding Loan, substantially in the form of Part I of the Schedule hereto (Notice to Counterparty), save that all references therein to the Original Euro Funding Loan shall be replaced by references to such Permitted Subordinated Funding Loan; and

  (ii)
  ensure that the Borrower, as counterparty to such Permitted Subordinated Funding Loan, acknowledges the notice substantially in the form of Part II of the Schedule hereto (Acknowledgement of Counterparty), save that all references therein to the Original Euro Funding Loan shall be replaced by references to such Permitted Subordinated Funding Loan.

2.4   Acceptance of the Assignment

  The Trustee hereby accepts the assignment by the Chargor pursuant to Clause 2.1.

2.5   Compliance with the Existing Intercreditor Deed

  For the avoidance of doubt, nothing in this Deed shall operate to assign pursuant to clause 2.1 above or charge pursuant to clause 2.2 above any of the Chargor's rights under any Permitted Subordinated Funding Loan or Permitted Subordinated Funding Loan Agreement where any consent to such assignment or charge is required under the Existing Intercreditor Deed, until such time as that consent has been obtained in accordance with the terms thereof.

3.     PRESERVATION OF SECURITY

3.1   Continuing security

  The security constituted by this Deed is continuing and will extend to the ultimate balance of all the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part.

3.2   Additional security

  The security constituted by this Deed is in addition to and is not in anyway prejudiced by any other security now or subsequently held by the Security Parties or any of them for any Secured Liability.

3.3   Waiver of defences

  The obligations of the Chargor under this Deed will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Deed or prejudice or diminish those obligations in whole or in part including (whether or not known to it or the Trustee, the Holders or any of the Security Parties):

  (a)
  any time or waiver granted to, or composition with, the Chargor or other person;

  (b)
  the release of any other person under the terms of any composition or arrangement with any creditor of the Chargor;

  (c)
  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Chargor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

  (d)
  any incapacity or lack of powers, authority or legal personality of or dissolution or change in the shareholders or status of the Chargor or any other person;

  (e)
  any variation (however fundamental) or replacement of the Indenture or any other document (including any Funding Loan Agreement) or security so that references to the Indenture in this Deed shall include each amendment or replacement;

  (f)
  any unenforceability, illegality or invalidity of any obligation of any person under the Indenture or any other document (including any Funding Loan Agreement) or security, to the intent that the Chargor's obligations under this Deed shall remain in full force and be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

  (g)
  any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of the Chargor under the Indenture or any other document (including any Funding Loan Agreement) or security resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Chargor's obligations under this Deed be construed as if there were no such circumstance.

3.4   Immediate recourse

  The Chargor waives any right it may have of first requiring the Trustee (or any other Security Party) to proceed against or enforce any other rights or security or claim payment from any person before enforcing this Deed.

3.5   Appropriations

  The Trustee (or any other Security Party) may at any time during the Security Period:

  (a)
  refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee (or any other Security Party) or any Holder in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Chargor shall not be entitled to the benefit of the same; and

  (b)
  hold in a suspense account any moneys received on an enforcement of this Deed without liability to pay interest on those moneys.

3.6   Non-competition

  The Chargor shall not at any time during the Security Period, after a claim has been made under this Deed and this Deed becomes (and for so long as it remains) enforceable, be subrogated to any rights, security or moneys held, received or receivable by the Trustee (or any other Security Party) or be entitled to any right of contribution or indemnity in respect of any action taken, payment made or moneys received on account of the Chargor's liability under this Deed, unless the Trustee otherwise directs. The Chargor shall hold in trust for and forthwith pay or transfer to the Trustee any payment or distribution or benefit of security received by it contrary to this Clause 3.6 or as directed by the Trustee (acting in accordance with the provisions of any Sharing Agreement if applicable).

3.7   Reinstatement

  (a)
  Where any discharge (whether in respect of the obligations of the Chargor, this Deed, any other security (including any Permitted Subordinated Funding Loan Assignment Agreement) or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on winding up, dissolution, liquidation, administration or other insolvency or similar proceeding or otherwise without limitation, this security and the liability of the Chargor under this Deed shall continue as if the discharge or arrangement had not occurred.

  (b)
  The Trustee may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

4.     REPRESENTATIONS AND WARRANTIES

  As of the date hereof, the Chargor makes the representations and warranties set out in this Clause 4 to the Trustee.

4.1   Security Assets

  (a)
  The Chargor is the sole legal and beneficial owner of the Security Assets.

  (b)
  Save as disclosed in the Offering Circular dated 7 February 2003 relating to the issue of the Notes, there are no agreements, rights or other matters whatsoever which might adversely affect the Security Assets in any material respect other than the Intercreditor Deed.

  (c)
  The Security Assets are free from any Security Interest other than:

  (i)
  those created under or pursuant to the Indenture and this Deed; and

  (ii)
  security interests permitted to be created over the Security Assets pursuant to Clause 5.3 (Restrictions on Dealing).

  (d)
  Subject to the Reservations, this Deed creates those Security Interests it purports to create and is not liable to be avoided or otherwise set aside on the winding up, dissolution, liquidation, administration or other insolvency or similar proceeding of the Chargor or otherwise.

4.2   Incorporation

  It is duly incorporated and validly existing under the laws of France.

4.3   Power and Capacity

  It has the power and capacity to enter into and comply with its obligations under this Deed.

4.4   Authorisation

  It has taken all necessary action:

  (a)
  to authorise the entry into and the compliance with its obligations under this Deed;

  (b)
  to ensure that the obligations expressed to be assumed by it under this Deed are valid, legally binding and enforceable in accordance with their terms; and

  (c)
  to make this Deed admissible in evidence in the courts of England, the Borough of Manhattan in the City of New York and France (except that, as regards admissibility in France, this Deed has not been translated into French by a court-approved translator).

4.5   No Contravention

  The entry by it into, the exercise of its rights under and the compliance with its obligations under this Deed do not:

  (a)
  contravene any material law, regulation, judgment or order to which it is subject;

  (b)
  conflict with its constitutional documents; or

  (c)
  breach any agreement or the terms of any consent binding upon it or any of its assets.

4.6   Obligations Binding

  Subject to the Reservations, the obligations expressed to be assumed by it under this Deed constitute its valid and legally binding obligations and are enforceable in accordance with their terms.

5.     UNDERTAKINGS

5.1   Duration

  The undertakings in this Clause 5 remain in force throughout the Security Period.

5.2   Copies of the Funding Loan Agreements

  The Chargor shall provide the Trustee with a copy of each Funding Loan Agreement promptly following execution thereof.

5.3   Restrictions on dealing

  The Chargor shall not:

  (a)
  create or permit to subsist any Security Interest on any Security Asset other than:

  (i)
  the Security Interest created pursuant hereto;

  (ii)
  the Security Interests created pursuant to each Permitted Subordinated Funding Loan Assignment Agreement securing only Obligations of the Chargor pursuant to Permitted Secured Public Indebtedness; or

  (iii)
  any other Security Interest which is permitted under the terms of the Indenture and which does not secure Indebtedness for borrowed money;

  (b)
  (other than as permitted pursuant to clause 5.3(a) hereof and under the Indenture) sell, transfer or otherwise dispose of any Security Asset; or

  (c)
  (other than as permitted under the Indenture) take or permit the taking of any action which may result in the rights attaching to any of the Security Assets being altered.

5.4   Sharing Agreement

  The Chargor shall not incur any Permitted Secured Public Indebtedness unless and until the Chargor complies with Clause 2.3(b) hereof and, if applicable, enters into a Permitted Subordinated Funding Loan Assignment Agreement and in any event a Sharing Agreement, in each case, in relation to the relevant Funding Loan.

6.     WHEN SECURITY BECOMES ENFORCEABLE

  (a)
  Subject to the provisions of the Intercreditor Deed, the security constituted by this Deed shall become immediately enforceable upon the occurrence of a Default (and shall remain enforceable for so long as such Default remains outstanding) in the payment of any amount under the Indenture or the Notes (whether or not any cure or grace period in relation to such Default has elapsed) and the power of sale and other powers conferred by Section 101 of the Act, as varied or amended by this Deed, shall be immediately exercisable upon and at any time after the occurrence of any such Default (and shall remain exercisable for so long as such Default remains outstanding).

  (b)
  Subject to the provisions of the Intercreditor Deed and any Sharing Agreement, after the security constituted by this Deed has become enforceable, the Trustee may in its absolute discretion enforce all or any part of the security in any manner it sees fit.

  (c)
  The security constituted by this Deed shall cease to be enforceable at such time as any Default referred to in clause 6(a) above has been cured in accordance with the provisions of the Indenture; provided however that nothing in this clause 6(c) shall prevent the security constituted by this Deed from becoming enforceable upon the occurrence of a subsequent Default in payment under the Indenture or the Notes as referred to in clause 6(a).

7.     ENFORCEMENT OF SECURITY

7.1   General

  (a)
  Subject to the provisions of the Intercreditor Deed, for the purposes of all powers implied by statute only, the Secured Liabilities are deemed to have become due and payable on the date of this Deed.

  (b)
  Section 103 of the Act (restricting the power of sale) and Section 93 of the Act (restricting the right of consolidation) do not apply to this Security.

7.2   Funding Loan Agreements

  For so long as the security constituted by this Deed has become and remains enforceable in accordance with clause 6, the Trustee or any Security Party (acting in accordance with the provisions of any Sharing Agreement) may exercise (in the name of the Chargor and without any further consent or authority on the part of the Chargor) any powers or rights which may be exercised by the Chargor under or in respect of any Funding Loan or Funding Loan Agreement which has been assigned or charged pursuant to this Deed. Until that time, the powers and other rights in respect of all such Funding Loans and the Funding Loan Agreements shall be exercised in any manner which the Chargor may direct in writing and all interest or other income paid or payable in relation to such Funding Loans and the Funding Loan Agreements may be paid directly to the Chargor, provided however that nothing in this clause 7.2 shall entitle the Chargor to waive the prohibition set out in clause 5.2 (No Payment into Charged Accounts) of the Original Euro Funding Loan Agreement or any other provision of the Original Euro Funding Loan Agreement (save as permitted under and in accordance with the terms of the Indenture).

7.3   Privileges

  Each Receiver and Security Party is entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees and receivers duly appointed under the Act, except that Section 103 of the Act does not apply.

7.4   Protection of third parties

  No person (including a purchaser) dealing with a Receiver or any Security Party or its or his agents will be concerned to enquire:

  (a)
  whether the Secured Liabilities have become payable;

  (b)
  whether any power which a Receiver or any Security Party is purporting to exercise has become exercisable or is being properly exercised;

  (c)
  whether any money remains due under the Indenture, the Notes or this Deed; or

  (d)
  how any money paid to that Receiver or Security Party is to be applied.

7.5   Redemption of prior mortgages

  (a)
  At any time after this security has become enforceable, the Security Parties may:

  (i)
  redeem any prior Security Interest against any Security Asset; and/or

  (ii)
  procure the transfer of that Security Interest to itself; and/or

  (iii)
  settle and pass the accounts of the prior mortgagee, chargee or encumbrancer (any accounts so settled and passed will be conclusive and binding on the Chargor).

  (b)
  The Chargor must pay to the Security Parties, immediately on demand, the costs and expenses incurred by the Security Parties (or any of them) in connection with any such redemption and/or transfer, including the payment of any principal, interest, fees, costs, taxes and other expenses.

7.6   Contingencies

  If the security constituted by this Deed is enforced at a time when no amount is due under the Indenture or the Notes but at a time when amounts may or will become due, the Security Parties (or the Receiver) may pay the proceeds of any recoveries effected by it into an account of such Security Party.

8.     RECEIVER

8.1   Appointment of Receiver

  (a)
  The Trustee may appoint any one or more persons to be a Receiver of all or any part of the Security Assets if:

  (i)
  the security constituted by this Deed has become and remains enforceable; or

  (ii)
  the Chargor so requests the Trustee in writing at any time.

  (b)
  Any appointment under paragraph (a) above may be by deed, under seal or in writing under its hand.

  (c)
  Section 109(1) of the Act does not apply to this Deed.

8.2   Removal

  The Trustee may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

8.3   Remuneration

  The Trustee may fix the remuneration of any Receiver appointed by them or on their behalf and the maximum rate specified in Section 109(6) of the Act will not apply.

8.4   Agent of the Chargor

  (a)
  A Receiver will be deemed to be the agent of the Chargor for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The Chargor alone is responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

  (b)
  No Security Party will incur any liability (either to the Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason, except to the extent that such appointment was made with gross negligence or wilful misconduct.

8.5   Relationship with Security Parties

  To the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may after the security under this Deed becomes enforceable be exercised by the Security Parties in relation to any Security Asset without first appointing a Receiver and notwithstanding the appointment of a Receiver.

9.     POWERS OF RECEIVER

9.1   General

  (a)
  Subject to the provisions of the Intercreditor Deed and any Sharing Agreement, a Receiver has all of the rights, powers and discretions set out below in this Clause in addition to those conferred on it by any law, including all the rights, powers and discretions conferred on a receiver under the Act and a receiver or an administrative receiver under the Insolvency Act, 1986.

  (b)
  If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver.

9.2   Possession

  Subject to any Sharing Agreement, a Receiver may take immediate possession of, get in and collect any Security Asset.

9.3   Sale of assets

  (a)
  A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks fit in accordance with all applicable laws.

  (b)
  The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period.

9.4   Compromise

  A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who is or claims to be a creditor of the Chargor or which relates in any way to any Security Asset.

9.5   Legal actions

  A Receiver may bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Security Asset which he thinks fit.

9.6   Receipts

  A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Security Asset.

9.7   Delegation

  A Receiver may delegate his powers in accordance with this Deed.

9.8   Other powers

        A Receiver may:

  (a)
  do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or law;

  (b)
  exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Security Asset; and

  (c)
  use the name of the Chargor for any of the above purposes.

10.   APPLICATION OF PROCEEDS

  Any moneys received by a Security Party or any Receiver after this security has become enforceable must be applied in accordance with the provisions of any Sharing Agreement and in the following order of priority:

  (a)
  in or towards payment of or provision for all costs and expenses incurred by the Security Parties or any Receiver under or in connection with this Deed and of all remuneration due to any Receiver under or in connection with this Deed;

  (b)
  in or towards payment of or provision for the Secured Liabilities (in accordance with the provisions of any Sharing Agreement); and

  (c)
  in payment of the surplus (if any) to the Chargor or other person entitled to it.

  This Clause is subject to the terms of the Intercreditor Deed and may become subject to the terms of one or more Sharing Agreements. This Clause does not prejudice the right of the Security Parties to recover any shortfall from the Chargor.

11.   EXPENSES AND INDEMNITY

11.1 Costs and Expenses

  The Chargor shall, on demand of the Trustee, reimburse to the Security Parties (and any receiver, attorney, manager, agent or other person appointed by the Security Parties under this Deed) the amount of all reasonable costs and expenses (including legal fees) incurred in connection with the preparation, negotiation and execution of this Deed and the implementation of the arrangements contemplated herein or the preservation of the rights of the Security Parties hereunder, including any enforcement by the Trustee (or by any receiver, attorney, manager, agent or other person appointed by it of the security created hereunder).

11.2 Indemnity

  (a)
  The Chargor shall indemnify the Security Parties and their respective officers, directors, employees, representatives and agents, from and against all losses, liabilities, expenses, claims and damages (other than with respect to consequential losses) arising from claims of third parties against it by reason of the Security Parties' participation in the transactions contemplated by this Deed, except to the extent resulting from the gross negligence or wilful misconduct of the person seeking indemnification.

  (b)
  In this Clause 11.2, "loss" or "losses" means any loss, liability, or expense, or damages of any kind (excluding any consequential loss), certified as such by the Trustee or other indemnitee hereunder concerned.

  (c)
  The indemnity in this Clause 11 is in addition to any other exclusions of liability or indemnities contained in the Indenture, any Funding Loan Agreement, any Permitted Subordinated Funding Loan Assignment Agreement or any document relating to any of the foregoing.

12.   DELEGATION

12.1 Power of Attorney

  The Trustee or any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Deed provided that it gives notice of such delegation to the Chargor.

12.2 Terms

  Any such delegation may be made upon any terms (including power to sub-delegate) which the Trustee or any Receiver may think fit.

12.3 Liability

  Neither the Trustee nor any Receiver will be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate.

13.   FURTHER ASSURANCES

  The Chargor must, at its own expense, take and procure that the Borrower take whatever action the Trustee or a Receiver may reasonably request for:

  (a)
  creating, perfecting or protecting any security intended to be created by this Deed; or

  (b)
  facilitating the realisation of any Security Asset, or the exercise of any right, power or discretion exercisable, by the Trustee or any Receiver or any of its delegates or sub-delegates in respect of any Security Asset.

  This includes:

  (a)
  the execution of any transfer, conveyance, assignment or assurance of any property (including for the avoidance of doubt the execution of any instrument, deed or other agreement or the taking of any other action which may be required for the purpose of assigning to the Trustee all rights of the Chargor to receive payment under any Funding Loan or Funding Loan Agreement), whether to the Trustee, to its nominee or to any other Security Party; or

  (b)
  the giving of any notice, order or direction and the making of any registration, and

  (c)
  (in any event) either (i) the acceptance by the Borrower of this Deed before a French notary in accordance with the requirements of articles 1690 and 2075 of the French civil code or (ii) the notification (signification) by bailiff (huissier) of this Deed to FIMAF in accordance with the requirements of articles 1690 and 2075 of the French civil code, and any other act or step which, in each such case, the Trustee may reasonably request.

14.   POWER OF ATTORNEY

  The Chargor, by way of security, irrevocably appoints the Trustee, each other Security Party, each Receiver and any of its delegates or sub-delegates to be its attorney to take any action which the Chargor is obliged to take under this Deed. The Chargor ratifies and confirms whatever any attorney does or purports to do under its appointment under this Clause.

15.   WAIVERS AND REMEDIES CUMULATIVE

  The rights of each Security Party under this Deed:

  (a)
  may be exercised as often as necessary;

  (b)
  are cumulative and are not exclusive of its rights under the general law; and

  (c)
  may be waived only in writing and specifically.

  No failure to exercise, nor any delay in exercising on the part of any Security Party any right or remedy hereunder shall operate as a waiver of that right.

16.   MISCELLANEOUS

16.1 Covenant to pay

  The Chargor must pay or discharge the Secured Liabilities in the manner provided for in the Indenture and the Notes.

16.2 Tacking

  The Trustee must perform its obligations under the Indenture.

16.3 New Accounts

  (a)
  If any subsequent charge or other interest affects any Security Asset, the Trustee may open a new account with the Chargor.

  (b)
  If the Trustee does not open a new account, it will nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that charge or other account.

  (c)
  As from that time all payments made to the Trustee will be credited or be treated as having been credited to the new account and will not operate to reduce any Secured Liability.

16.4 Stamp duties

  The Chargor will pay and forthwith on demand reimburse the Trustee for any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of this Deed.

16.5 VAT

  All amounts payable under this Deed and all fees and expenses reimbursed pursuant hereto are exclusive of any value added tax or other similar tax chargeable on or in connection with such amounts, fees and expenses. If any such value added tax or other similar tax is or becomes chargeable, that tax will be added to the relevant amount, fee or expense at the appropriate rate and will be paid by the Chargor at the same time as the relevant amount, fee or expense itself is paid.

16.6 Third Party Rights

  No person shall have any rights to enforce any term of this Deed under the Contracts (Rights of Third Parties) Act 1999 but this shall not affect any right or remedy of a third party which exists or may arise otherwise than pursuant to such Act.

17.   CHANGES TO THE PARTIES

17.1 Transfers by a Chargor

  The Chargor may not assign, transfer, novate or dispose of its rights and/or obligations under this Deed (save as permitted under and in accordance with the provisions of the Indenture).

17.2 Transfers by Trustee

  The Trustee may assign, transfer, novate or dispose of all or any part of its rights and/or obligations under this Deed to any other Security Party or otherwise in accordance with the provisions set out in the Indenture.

18.   SEVERABILITY

  If a provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

  (a)
  the validity or enforceability in that jurisdiction of any other provision of this Deed; or

  (b)
  the validity or enforceability in other jurisdictions of that or any other provision of this Deed.

19.   COUNTERPARTS

  This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

20.   NOTICES

20.1 Giving of notices

  All notices or other communications under or in connection with this Deed shall be in English and shall be given in writing and, unless otherwise stated, may be made by, telex or facsimile. Any such notice will be deemed to be given as follows:

  (a)
  if by letter, when delivered;

  (b)
  if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

  (c)
  if by facsimile, when received in legible form.

  However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

20.2 Addresses for notices

  (a)
  The address and facsimile number of the Chargor are as set out on the signature page of this Deed, or such other as the Chargor may notify in writing from time to time to the Trustee; and

  (b)
  The address, telex number and facsimile number of the Trustee are as set out on the signature page of this Deed, or such other details as the Trustee may notify in writing to the Chargor from time to time.

21.   RELEASE

  The Trustee shall, at the cost of the Chargor, take whatever action is necessary to release the Security Assets from the security constituted by this Deed upon:

  (a)
  the expiry of the Security Period;

  (b)
  with the consent of the Holders of more than 50% of the outstanding principal amount of Notes; or

  (c)
  upon the termination or extinguishment of the Funding Loan Agreements in connection with a merger, amalgamation, consolidation or other business consolidation transaction between the Chargor and the Borrower which complies with the Indenture and as a consequence of which either the Chargor or the Borrower ceases to have separate legal existence.

22.   JURISDICTION AND SERVICE OF PROCESS

22.1 Submission to Jurisdiction

  For the benefit of the Security Parties, the Chargor hereby irrevocably submits to the non-exclusive jurisdiction of the courts of England and Wales and/or the Federal and state courts in the Borough of Manhattan in the City of New York for the purpose of hearing and determining any dispute arising out of this Deed and for the purpose of enforcement of any judgment against its assets.

22.2 Freedom of Choice

  The submission to the jurisdiction of the courts referred to in Clause 22.1 shall not (and shall not be construed so as to) limit the right of the Security Parties to take proceedings against the Chargor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

22.3 Service of Process in England and Wales

  Without prejudice to any other permitted mode of service, the Chargor agrees that service of any claim form, notice or other document for the purpose of any proceedings in the courts of England and Wales shall be duly served upon it if delivered or sent by registered post to Hackwood Secretaries Limited at One Silk Street, London EC2Y 8HQ or such other address in England and Wales as it may notify from time to time to the Trustee.

22.4 Service of Process in New York

  Without prejudice to any other permitted mode of service, the Chargor agrees that service of any claim form, notice or other document for the purpose of any proceedings in the Borough of Manhattan in the City of New York shall be duly served upon it by service of such process upon its authorized agent, CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York, 10011, USA and written notice of said service to the Chargor.

22.5 Non-exclusivity

  Nothing in this Clause 22 limits the right of the Security Parties to bring proceedings against the Chargor in connection with this Deed:-

  (a)
  in any other court of competent jurisdiction; or

  (b)
  concurrently in more than one jurisdiction.

23.   GOVERNING LAW

  This Deed is governed by English law.

This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

SCHEDULE 1
PART 1
Notice to Counterparty

To:	FIMAF SAS
cc:	The Bank of New York
12 February 2003

Dear Sirs,

Deed of Assignment and Charge dated 12 February 2003 between FIMEP SA and The Bank of New York (the Security Document)

This letter constitutes notice to you that under the Security Document (a copy of which is attached hereto) we have assigned by way of security to The Bank of New York (the Trustee) all our rights in respect of a subordinated funding loan evidenced by an Agreement between ourselves and you dated 12 February 2003 (the Funding Loan Agreement).

We confirm that:

(a)
we will remain liable under the Funding Loan Agreement to perform all the obligations assumed by us under the Funding Loan Agreement; and

(b)
none of the Trustee, its agents, any receiver or any other person will at any time be under any obligation or liability to you under or in respect of the Funding Loan Agreement.

We further notify you that:

(a)
you may continue to deal with us in relation to the Funding Loan Agreement until you receive written notice to the contrary from the Trustee. Thereafter we will cease to have any right to deal with you in relation to the Funding Loan Agreement and therefore from that time you should deal only with the Trustee or any agent, receiver or any other person appointed by it and notified to you and/or any Additional Agent (as defined in the Security Document);

(b)
you are authorised to disclose any information in relation to the Funding Loan Agreement to the Trustee on request;

(c)
after receipt of written notice in accordance with paragraph (a) above, you must pay all monies to which we would otherwise be entitled under the Funding Loan Agreement direct to the Trustee or as directed in writing by the Trustee (and not to us) unless the Trustee otherwise agrees in writing; and

(d)
the provisions of this notice may only be revoked with the prior written consent of the Trustee or following any release in accordance with Section 21 of the Security Document.

Please sign and return the attached acknowledgement of this notice to the Trustee at            , Fax number:                         , F.A.O. by way of confirmation that:

(a)
you agree to act in accordance with the provisions of this notice;

(b)
you have not claimed or exercised, nor do you have any outstanding right to claim or exercise against us any right of set-off, counterclaim or other right relating to the Funding Loan Agreement.

This letter is governed by English law.

Yours faithfully,

FIMEP SA (Authorised signatory)

PART 2

ACKNOWLEDGEMENT OF COUNTERPARTY

To:
The Bank of New York as Trustee

Copy: FIMEP SA

[Date]

Dear Sirs,

        We confirm receipt from FIMEP SA (the "Chargor") of a written notice dated    February 2003 (the "Notice") of an assignment on the terms of the Deed of Assignment and Charge dated 12 February 2003 in favour of The Bank of New York as Trustee of all the Chargor's rights in respect of the funding loan agreement described in such written notice (copy attached) (the "Funding Loan Agreement").

        We confirm our acceptance of and agreement to each of the matters set out in the Notice and confirm that we have not received notice from any other person of the creation of any security interest over the Funding Loan Agreement.

        This letter is governed by English law.

Yours faithfully,

(Authorised signatory)

FIMAF SAS

SIGNATORIES

Chargor

EXECUTED AS A DEED by	)
FIMEP SA	)
acting by:	)

Notice Details

Address:	89 rue Taitbout 75009 Paris
Facsimile:	00 33 142 85 2367
Attention:	François Grappotte

Trustee

THE BANK OF NEW YORK

By:

Notice Details

Address:

Facsimile:
Attention:

QuickLinks

  Exhibit 10.10
CONTENTS
SCHEDULE 1 PART 1 Notice to Counterparty
PART 2 ACKNOWLEDGEMENT OF COUNTERPARTY
SIGNATORIES